SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

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[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[X] Soliciting Material Pursuant to section 240.14a-12


                              INTERMIX MEDIA, INC.
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                (Name of Registrant as Specified In Its Charter)


                                BRAD D. GREENSPAN
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FREEMYSPACE  RECEIVING POSITIVE SUPPORT FROM INVESTORS FOR $13.50 PER SHARE CASH
OFFER; PROVIDES INSTRUCTIONS FOR INVESTORS TO REVOKE PROXIES PREVIOUSLY VOTED AND SUPPORT FREEMYSPACE PROPOSAL

LOS ANGELES--(BUSINESS WIRE)--Sept. 26, 2005--Brad D. Greenspan, the largest non-insider stockholder of Intermix Media, Inc. (Amex: MIX) and head of the investor group FreeMySpace LLC, today noted very positive initial support from fellow stockholders for the FreeMySpace LLC proposal offering investors $13.50 for up to one half of their shares and continued equity participation in Intermix and MySpace.com. Mr. Greenspan also announced the filing today of preliminary proxy solicitation materials asking investors to vote AGAINST the proposed News Corporation (NYSE: NWS) acquisition at the upcoming stockholder meeting, which the Intermix Board has so far agreed to delay until September 30, 2005.

"We are very pleased with the amount of support and positive feedback we have heard from Intermix investors regarding our proposal, and want to encourage investors to vote AGAINST the proposed sweetheart deal with News Corporation. Even if investors have already voted their shares, there is still time to change a vote and take advantage of the FreeMySpace LLC offer. We hope the Intermix Board of Directors will recognize investors' positive response to the FreeMySpace LLC offer as a sign that they should further delay the stockholder vote to give our financing sources access to the necessary company information, and to give investors adequate time to consider our proposal."

Mr. Greenspan continued, "While it is not surprising that the Intermix Board of Directors chose to back a proposal that benefits the interests of Intermix Management and other Insiders, we are confident that investors will recognize the value of our premium $13.50 cash offer for up to one-half of their shares, and the opportunity to participate in the future of MySpace.com, a business that we believe has the potential to achieve values in the coming years approaching that of other publicly traded online companies such as Google, Yahoo! and EBay."

Stockholders who want to revoke their prior vote should note that:

For holders of record: The following language can be included in a letter faxed to Christopher Lipp, the Intermix Corporate Secretary, at (310) 258-2757:

"I am a holder of shares of the capital stock of Intermix Media, Inc. ("Intermix"). My full legal name (as it appears on my Intermix stock certificate(s)) is ______________________. I previously provided one or more proxies to vote my shares of Intermix stock at the meeting of Intermix stockholders planned for September 28, 2005 and any adjournment or postponement thereof. By this letter, effective immediately, I hereby revoke all proxies previously provided by me concerning such shares of Intermix stock."

For holders in 'street name' (i.e., shares held by brokers, banks or other nominees): The following language can be sent directly to your broker, bank or other nominee at the address and fax number sent to you directly by your broker, bank or other nominee:

"I am a beneficial owner of shares of the capital stock of Intermix Media, Inc. ("Intermix"), which are held in "street name". I previously directed you to provide one or more proxies to vote such shares of Intermix stock at the meeting of Intermix stockholders planned for September 28, 2005 and any adjournment or postponement thereof. By this letter, effective immediately, I hereby direct you to revoke all proxies previously provided by me concerning such shares of Intermix stock."

Mr. Greenspan stressed that, because of the short time remaining before the September 28th stockholder meeting, stockholders who wish to revoke their proxies should do so by faxing their letters, rather than by sending them through the mail.

Instructions to Intermix stockholders on the means to vote their shares or change their vote are more fully described in the proxy materials previously distributed by Intermix to its stockholders and in the preliminary proxy statement of Mr. Greenspan filed with the Securities and Exchange Commission on September 26, 2005 and referred to below.

In preliminary proxy materials filed today with the Securities and Exchange Commission, Mr. Greenspan urged stockholders to vote their shares against the News Corp. deal and revoke any proxies previously supplied in favor of that deal, arguing that Intermix is now worth substantially more than it was when the deal was entered into, and that the price to be paid by News Corp. is the inadequate result of a flawed bidding process. In the filing, Mr. Greenspan notes that the price to be paid by News Corp. for Intermix is significantly less than the price that News Corp. recently agreed to pay for video game website company IGN, which he considers less valuable than Intermix based upon a number of criteria including revenue, profitability, unique visitors per month and page views per month. As a result, he says, the proposed News Corp. deal should be voted down by Intermix stockholders.

The full text of the preliminary proxy statement, which contains additional important information regarding the proxy solicitation by Mr. Greenspan and is subject to review by the Securities and Exchange Commission, can be found by searching under Mr. Greenspan's name at www.sec.gov or at www.sec.gov/Archives/edgar/data/1088244 / 000093244005000485 / sch14a_61972.txt.
(Due to its length, this URL may need to be copied/pasted into your Internet browser's address field. Remove the extra space if one exists.) Intermix security holders are advised to read Mr. Greenspan's definitive proxy statement when it becomes available, because it will contain important information. The proxy statement, along with any other relevant documents, will be available for free at www.sec.gov.

For more information, visit www.FreeMySpace.com and www.IntermixedUp.com or contact intermixedup@yahoo.com.

About FreeMySpace LLC

FreeMySpace LLC is a newly formed investor group led by Brad Greenspan, the largest non-insider stockholder of Intermix holding more than 4.2 million shares of Intermix stock or approximately 10% of Intermix. Brad was the sole founder of the group of Internet assets now called Intermix, and served as Chairman and CEO of the company until October 2003 when he left the company after trying to prevent the sale of dilutive preferred stock to VantagePoint. Under Brad's leadership and direction, the company created all of its significant Web properties including MySpace, Flowgo, and Skilljam.

Note About Forward Looking Statements

This release contains various forward looking  statements  within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which represent the expectations or beliefs of FreeMySpace and Brad Greenspan concerning future events of the company's financial performance. These forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from those indicated in these forward-looking statements due to a variety of factors. These factors include, but are not limited to, the risks and uncertainties described from time to time by Intermix in its quarterly and annual filings with the Securities and Exchange Commission.

Contacts:
Media:
Weber Shandwick Worldwide
J.J. Rissi, 212-445-8224
Laura Kline, 212-445-8118